Balance sheet
for the 2st quarter of 2015
PJSC CB “PRIVATBANK”
(thousands of Ukrainian hryvnia)
Item	Reporting period	Last period
1	2	3
ASSETS
Cash and cash equivalents	25 634 944	27 075 551
Mandatory reserves with NBU	-	759
Trading securities	40	29
Other financial assets designated at fair value through profit or loss	12 656 799	-
Due from other banks, including:	3 445 237	1 220 106
in foreign currency	3 445 237	1 220 106
impairment provisions	(28 779)	(65 145)
Loans and advances to customers, including:	179 563 968	161 338 726
Loans and advances to legal entities, including:	154 917 770	139 212 152
in foreign currency	63 932 038	49 125 672
impairment provisions	(12 724 961)	(11 809 956)
Loans and advances to individuals, including:	24 646 198	22 126 574
in foreign currency	4 710 426	1 154 143
impairment provisions	(10 333 228)	(11 599 784)
Investment securities available-for-sale, including:	1 355 374	981 142
impairment provisions	(2 654)	(2 654)
Investment securities held to maturity, including:	189 138	141 917
impairment provisions	-	-
Investments in associated companies and subsidiaries	434 797	681 041
Investment real estate	13 461	10 416
Current income tax prepayment	65 000	77 416
Deferred income tax asset	8 242	8 242
Fixed and intangible assets	3 012 041	3 028 435
Other financial assets, including:	13 134 566	9 275 042
impairment provisions	(250 160)	(210 688)
Other assets, including:	310 755	183 659
impairment provisions	(18 842)	(13 079)
Non-current assets held for sale (or disposal groups)	184 316	562 522
Total assets, including:	240 008 678	204 585 003
in foreign currency	104 854 296	81 362 137
LIABILITIES
Due to other banks, including:	34 345 377	22 761 861
in foreign currency	4 718 584	1 834 160
Customer accounts, including:	159 641 776	141 338 369
Accounts of legal entities, including:	40 431 889	33 628 054
in foreign currency	25 003 639	19 894 729
demand accounts of legal entities, including:	21 351 660	16 768 423
in foreign currency	9 672 769	7 539 376
Accounts of individuals, including:	119 209 887	107 710 315
in foreign currency	63 722 166	56 562 854
demand accounts of individuals, including:	22 726 759	20 354 559
in foreign currency	5 947 771	5 550 617
Debt securities in issue, including:	1 778	2 015 694
in foreign currency	-	-
Other borrowed funds	8 121 775	6 096 209
Current income tax liability	4 602	6 645
Deferred income tax liability	296 580	229 315
Provisions for liabilities	70 097	51 281
Other financial liabilities	2 852 071	2 848 240
Other liabilities	1 076 026	1 189 432
Subordinated debt	8 376 013	5 351 598
Liabilities directly associated with disposal groups held for sale	-	-
Total liabilities, including:	214 786 095	181 888 644
in foreign currency	109 790 179	89 857 546
EQUITY
Share capital	19 100 760	18 100 740
Share premium	20 102	19 709
Contributions received for new shares issued but not registered	2 158 480	1 000 413
Retained earnings	946 817	882 083
Reserves and other funds	1 448 006	1 445 109
Revaluation reserve	1 548 418	1 248 305
Total equity	25 222 583	22 696 359
Total liabilities and equity	240 008 678	204 585 003

Statement of Profit or Loss
for the 2st quarter of 2015
PJSC CB "PRIVATBANK"
(thousands of Ukrainian hryvnia)
Name of item	Reporting period		Previous period
	for the current quarter	for the current quarter on an accruals basis since the beginning of the year	for the relevant quarter of the previous year	for the relevant quarter of the previous year on an accruals basis since the beginning of the year
1	2	3	4	5
Interest income	7 423 984	15 580 410	6 862 325	13 881 597
Interest expenses	(5 610 846)	(13 332 471)	(4 502 992)	(8 553 661)
Net interest income/(Net interest expenses)	1 813 138	2 247 939	2 359 333	5 327 936
Commission income	1 300 204	2 459 148	887 595	1 793 217
Commission expenses	(371 222)	(724 582)	(232 465)	(471 138)
Result from trade operations with securities in the trading portfolio of the bank	(4)	11	3	6
Result from fair value hedging operations	-	-	-	-
Result from revaluation of other financial instruments accounted at fair value, with recognition of result of revaluation in the financial results	(1 389 053)	1 425 261	-	-
Result of securities sale in the bank portfolio for sale	-	60 044	191 197	191 897
Result from foreign exchange operations	25 158	259 704	576 383	1 709 729
Result from revaluation of foreign currency	895 719	(1 543 773)	280 366	(2 139 915)
Result from revaluation of investment property objects	-	-	-	-
Profit/(loss) that arises during initial recognition of financial assets at interest rate which is higher or lower than the market rate	-	-	-	-
Profit/(loss) that arises during initial recognition of financial liabilities at interest rate which is higher or lower than the market rate	-	-	-	-
Deductions to reserves for impairment of loans and funds in other banks	(196 534)	(828 085)	(863 336)	(1 151 872)
Deductions to reserve for impairment of accounts receivable and other financial assets	(55 965)	(41 746)	(585 656)	(610 950)
Impairment of securities in the bank portfolio for sale	-	607 505	(191 197)	(191 197)
Impairment of securities in the bank portfolio held to maturity	-	-	-	-
Deductions to reserve for liabilities	(29 714)	(18 173)	(45 431)	(65 419)
Other operating income	53 989	113 038	(176 966)	45 345
Administrative and other operational expenses	(1 951 624)	(3 890 374)	(1 932 174)	(3 815 209)
Share in profit/(loss) of associates	-	-	-	-
Profit/(loss) before taxation	94 092	125 917	267 652	622 430
Income tax expense	(39 170)	(64 603)	(174 186)	(235 200)
Profit/(loss) from continuing activity	54 922	61 314	93 466	387 230
Profit/(loss) from terminated activity after taxation	-	-	-	-
Profit/(loss)	54 922	61 314	93 466	387 230
Profit/(loss) per share from continuing activity:	-	-	-	-
net profit/(loss) per ordinary share	-	-	-	-
adjusted net profit/(loss) per ordinary share	-	-	-	-
Profit/(loss) per share from terminated activity:	-	-	-	-
net profit/(loss) per ordinary share	-	-	-	-
adjusted net profit/(loss) per ordinary share	-	-	-	-

Statement of other comprehensive income
for the 2 st quarter of 2015
PJSC CB "PRIVATBANK"
(thousands of Ukrainian hryvnia)
Name of item	Reporting period		Previous period
	for the current quarter	for the current quarter on an accruals basis since the beginning of the year	for the relevant quarter of the previous year	for the relevant quarter of the previous year on an accruals basis since the beginning of the year
Profit/(loss) for the year	54 922	61 314	93 466	387 230
OTHER COMPREHENSIVE INCOME:
Revaluation of securities in the bank portfolio for sale	(103 191)	373 695	37 816	159 101
Revaluation of fixed assets and intangible assets	-	-	-	73 241
Result of revaluation on hedging operations	-	-	-	-
Accumulated exchange rate differences from translation into the reporting currency	-	-	-	-
Share of other comprehensive income of an associated company	-	-	-	-
Income tax related to other comprehensive income	18 574	(67 265)	6 524	(5 919)
Other comprehensive income after taxation	(84 617)	306 430	44 340	226 423
Total comprehensive income for the year, including:	(29 695)	367 744	137 806	613 653
attributable to owners of the bank	-	-	-	-
attributable to non-controlling interests	-	-	-	-

Note "Dividends"
for the 2st quarter of 2015
PJSC CB "PRIVATBANK"
(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period		Previous period
		on ordinary shares	on preferred shares	on ordinary shares	on preferred shares
1	Balance as of the beginning of the period	-	-	-	-
2	Dividends approved to be paid during the period	-	-	-	-
3	Dividends paid during the period	-	-	-	-
4	Balance as of the end of the period	-	-	-	-
5	Dividends per share approved to be paid during the period	-	-	-	-

Note "Potential liabilities of the bank"
for the 2st quarter of 2015
PJSC CB "PRIVATBANK"

Table 1. Future minimal rent payments under trouble-free operating leasing (rent) agreement
(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period	Previous period
1	2	3	4
1	Up to 1 year	16 486	15 707
2	From 1 to 5 years	414 379	511 380
3	Over 5 years	211 024	187 359
4	Total	641 889	714 446

Note "Potential liabilities of the bank"
for the 2st quarter of 2015
PJSC CB "PRIVATBANK"

Table 2. Structure of lending commitments
(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period	Previous period
1	2	3	4
1	Lending commitment given	-	-
2	Undisbursed credit facilities	25 493 652	28 252 251
3	Export letters of credit	-	-
4	Import letters of credit	649 778	905 344
5	Guarantees issued	1 328 165	1 837 691
6	Reserve for lending related commitments	(70 097)	(51 281)
7	Total lending related commitments net of reserve	27 401 498	30 944 005

Note "Potential liabilities of the bank"
for the 2st quarter of 2015
PJSC CB "PRIVATBANK"

Table 3. Lending commitments in terms of currencies
(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period	Previous period
1	2	3	4
1	UAH	25 827 019	28 854 046
2	USD	1 292 388	1 838 771
3	Euro	270 589	241 194
4	Other	11 502	9 994
5	Total	27 401 498	30 944 005

Note "Potential liabilities of the bank"
for the 2st quarter of 2015
PJSC CB "PRIVATBANK"

Table 4. Assets pledged without ceasing to be recognized
(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period		Previous period
		assets pledged	collateral for liability	assets pledged	collateral for liability
1	2	3	4	5	6
1	Trading securities	-	-	-	-
2	Securities in the bank portfolio for sale	-	-	-	-
3	Securities in the bank portfolio held to maturity	-	-	-	-
4	Investment property	-	-	-	-
5	Fixed assets	1 623 411	27 104 900	1 623 411	11 780 814
6	Other	51 388 911	-	53 933 460	-
7	Total	53 012 322	27 104 900	55 556 871	11 780 814

Note "Certain performance indicators of the bank for the 1st quarter of 2015"
PJSC CB "PRIVATBANK"

Line	Name of item	As of the reporting date	Regulatory indicators
1	2	3	4
1	Regulatory capital of the bank	22 697 883	120,000
2	Sufficiency (adequacy) of the regulatory capital (%)	9,97	not less than 10%
3	Current liquidity (%)	63,23	not less than 40%
4	Maximum credit exposure per one counterparty (%)	24,58	not more than 20%
5	Large credit exposures (%)	262,71	not more than 800%
6	Maximum total amount of loans, guarantees and sureties granted to insiders (%)	10,00	not more than 10%
7	Credit operations classified under Quality Category I	69 410 568	х
7.1	Reserve formed for such operations	403 525	х
8	Credit operations classified under Quality Category II	51 885 777	х
8.1	Reserve formed for such operations	664 662	х
9	Credit operations classified under Quality Category III	104 059 864	х
9.1	Reserve formed for such operations	4 046 858	х
10	Credit operations classified under Quality Category IV	5 671 931	х
10.1	Reserve formed for such operations	2 082 085	х
11	Credit operations classified under Quality Category V	21 153 601	х
11.1	Reserve formed for such operations	16 062 553	х
12	Return on assets (%)	0,05	х
13	Net profit per ordinary share	-	х
14	Dividends paid for 2014 per one:	-	х
14.1	Ordinary share	-	х
14.2	Preferred share	-	х
15	Loans extended to entities according to types of economic activity classified under section "A" (agriculture), "B" – "E" (industry), "F" (construction)	10 514 405	х
16	List of the bank's members (shareholders) which own directly or indirectly 10% or more of the bank's authorized capital	Gennady Borysovych Bogoliubov	direct and indirect participation - 45,33%

		Igor Valeriyovych Kolomoisky	direct and indirect participation - 45,33%